Form N-SAR, Sub-Item 77Q1(e)
Copies of any new or amended
investment advisory contract

Nuveen Ohio Quality Income
Municipal Fund, Inc.
33-42083
811-6385


We hereby incorporate by reference
the form
of the new Investment Management
Agreement
filed in Proxy materials in the SEC
filing on June 20, 2005, under
Conformed Submission Type DEF
14A, accession
number 0000950137-05-007574.